UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2009

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5301 Stevens Creek Boulevard, Santa Clara, CA		95051
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (408) 553-2424

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

D. Craig Nordlund has informed Agilent Technologies, Inc. (the “Company”) that he will retire from his position as Senior Vice President, General Counsel and Secretary of the Company prior to the end of the Company’s fiscal year on October 31, 2009.

We expect that Mr. Nordlund and the Company will enter into a written agreement to confirm the terms of Mr. Nordlund’s retirement from the Company.  The material terms of his retirement are as follows:

•	Mr. Nordlund will receive, no later than December 31, 2009, a lump-sum severance payment of $1,525,000;

•

With respect to Mr. Nordlund’s outstanding awards under the Company’s Long-Term Performance Program (“LTPP”), Mr. Nordlund will be entitled to the full un-prorated payout, if any, for each of the three applicable performance periods covered by his awards (FY2007-FY2009, FY2008-FY2010 and FY2009-FY2011);

•	Mr. Nordlund will release the Company of any and all claims related to his employment with the Company;

•

Mr. Nordlund’s stock options will be treated in accordance with the same terms as are applicable to Company retirees, and which provide that unvested options will accelerate upon retirement from the Company and will be exercisable until the earlier of (i) three years, or (ii) the expiration dates of the options; and

•	Mr. Nordlund will be entitled to other employee benefits as a Company retiree, including retiree medical coverage, in accordance with the terms of the underlying plans, programs and agreements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

	By:	/s/ Marie Oh Huber
	Name:	Marie Oh Huber
	Title:	Vice President, Deputy General Counsel and
Assistant Secretary

Date: May 26, 2009